LAZAR LEVINE & FELIX LLP
350 FIFTH AVENUE, 68TH FLOOR
NEW YORK, NY 10118
212.763.1900

Exhibit 16.1

December 22, 2006

U.S. Securities and Exchange Commission 100 F Street, NE

Washington, DC 20549

Re: Laser Master International, Inc.

Ladies and Gentlemen:

We have read the statements made by Laser Master International, Inc. in Item 4.01(a) of the accompanying Form 8-K (Commission file number 2-76262-NY), which is being filed with the U.S. Securities and Exchange Commission. We agree with the statements contained therein concerning our firm.

Very truly yours,

/s! Lazar Levine & Felix LLP

Lazar Levine & Felix LLP

Certified Public Accountants & Business Consultants